UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2006

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions.

On April 27, 2006, Lexington Corporate Properties Trust (the “Trust”) issued a press release announcing its financial results for the quarter ended March 31, 2006 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Trust under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2006, the Trust made available supplemental information (the “Supplemental Reporting Package”) concerning its operations and portfolio as of March 31, 2006. A copy of this supplemental information is furnished herewith as Exhibit 99.2.

The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Trust under the Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
99.1	Press Release issued April 27, 2006.
99.2	Supplemental Reporting Package for the quarter ended March 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: April 27, 2006	By: /s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

99.1	Press Release issued April 27, 2006.
99.2	Supplemental Reporting Package for the quarter ended March 31, 2006.